______________________________________________________

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934

                   Date of Report:  December 11, 1995


                      COMPAQ COMPUTER CORPORATION

        (Exact name of Registrant as specified in its charter)


Delaware                           1-9026                  76-0011617
(State or other                 (Commission             (I.R.S. Employer
jurisdiction of                 File Number)           Identification No.)
incorporation or organization)                         File Number)


                  20555 SH 249, Houston, Texas 77070
                     (Address, including zip code,
             of Registrant's principal executive offices)


 Registrant's telephone number, including area code:   (713) 370-0670

        ______________________________________________________

Item 5.  Other Events.

The Registrant's news release dated December 11, 1995, with respect to its successful tender offer for NetWorth, Inc.
is attached.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Compaq Computer Corporation


December 12, 1995              /s/ Daryl J. White
                              --------------------------------------
                              Daryl J. White, Senior Vice President,
                              Finance, and Chief Financial Officer
                              (as authorized officer and as
                              principal financial officer)

Compaq Computer Corporation   P.O. Box 692000              News Release
Public Relations Department   Houston, Texas  77269-2000
Tel 713-514-0484              Fax 713-514-4583

COMPAQ

FOR IMMEDIATE RELEASE

     Compaq Announces Successful Tender Offer for NetWorth
                          Acquisition

     HOUSTON, December 11, 1995 -- Compaq Computer Corporation (NYSE:CPQ) announced today that 7,232,236 shares, or approximately 91 percent of the outstanding shares of NetWorth, Inc. (NASDAQ: NWTH), were tendered for $42.00 per share in cash in response to its tender offer which closed on December 8, 1995, based upon a preliminary count by Citibank, N.A., the depositary. "We are very pleased with the large number of shares tendered and look forward to integrating NetWorth into our business," said Gary Stimac, senior vice president and general manager, Compaq Systems Division. These shares (which include 319,449 shares subject to guarantees of delivery or receipt of additional documentation) will be purchased in accordance with the terms of the offer.
     Compaq will merge NetWorth into Compaq-Dallas, Inc., a wholly-owned subsidiary. The merger is expected to be completed before the end of 1995.
     Any shares of NetWorth common stock not tendered and purchased pursuant to the tender offer or otherwise owned by Compaq will be converted into the right to receive $42.00 per share in cash.
     Founded in 1985 and headquartered in Irving, Texas and San Jose, California, NetWorth is a leading developer, manufacturer and supplier of Fast Ethernet hubs, switches and related products. Following the merger, Compaq will focus on integrating NetWorth into its internetworking products business. "The acquisition of NetWorth and Thomas-Conrad (which Compaq purchased on November 17) represents the rapid fulfillment of Compaq's promise to deliver a complete line of internetworking products. These acquisitions accelerate the evolution of Compaq from a PC company to a full service computer company," said Eckhard Pfeiffer, president and chief executive officer of Compaq Computer Corporation.



Company Background

     Compaq Computer Corporation is the world's largest supplier of personal computers, offering desktop PCs, portable PCs and servers. Founded in 1982, the Company reported 1994 worldwide sales of $10.9 billion. Compaq products are sold and supported in more than 100 countries throughout the world. Compaq also sells directly to customers through Compaq DirectPlus at 1-800-888-5858. Compaq provides 24-hour customer support and can be reached through the Compaq forums on America Online, CompuServe, Internet (http://www.compaq.com), and Prodigy, or by calling 1-800-345-1518.



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Compaq is a registered trademark of Compaq Computer
Corporation, Registered U.S. Patent and Trademark Office.
Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For further editorial information, contact:

Compaq Computer Corporation
Alice McGuire, Lysa Bryant
713-514-7909